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                  PLEASE READ THIS DOCUMENT CAREFULLY. IT WILL
                   RELEASE AND WAVE LEGAL CLAIMS AND RIGHTS
                 YOU MAY HAVE. YOU ARE ADVISED TO CONSULT WITH
                   AN ATTORNEY BEFORE SIGNING THIS DOCUMENT.


                       SEPARATION AGREEMENT AND RELEASE

1. Definitions. All words used by this Release have their plain meanings in ordinary English. Specific terms used in this Release have the following meanings.

        A. "I," "me," and "my," mean both me and anyone who has or obtains any legal rights or claims through me, including but not limited to, my spouse, heirs, assigns, representatives, and executors.

        B. "CHC" means Coventry Health Care, Inc., Coventry Corporation, Coventry Health and Life Insurance Company, Group Health Plan, and any of their present or past predecessors, successors, subsidiaries, affiliates, divisions, committees, joint venture partners, or a new entity created through merger or acquisition that includes any of the preceding.

        C. "Employer" means CHC; any present or past directors, officers, employees, attorneys, agents, or representatives of CHC; any present or past employee benefit plan sponsored by CHC and/or the directors, officers, trustees, administrators, employees, attorneys, agents, or representatives of that plan; any company providing insurance to CHC in the present or past; and any person who acted on behalf of or on instructions from CHC.

        D. "My Employment Agreement" means the Employment Agreement between CHC and myself entered into as of November 11, 1996.

        E. "My Claims" means all of my existing rights, as of the date of my execution of this agreement, to any relief of any kind from CHC, whether or not I know about those rights, including but not limited to:

                (1) all claims arising out of or relating to my past employment with Employer, the termination of that employment, or the statements or actions of Employer;

                (2) all claims under any federal, state, or local statute, ordinance, or regulation, including but not limited to, claims for any alleged unlawful discrimination or any other alleged unlawful employment practices under the Fair Labor Standards Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964, as amended, Missouri Human Rights Law, as amended, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Civil Rights Act of 1964, the National Labor Relations Act, the Employment


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                Retirement Income Security Act, the Family and Medical Leave
                Act, and the Worker Adjustment and Retraining Notification Act;

                (3) all claims under any principle of common law, including but not limited to, claims for alleged unpaid salary, overtime, and bonuses, harassment, retaliation or reprisal, assault or battery, defamation, intentional or negligent infliction of emotional distress, invasion of privacy, false imprisonment, fraud, intentional or negligent misrepresentation, interference with contractual or business relationships, violation of public policy, my conduct, if any, as a "whistleblower", negligence, breach of contract, breach of fiduciary duty, breach of the covenant of good faith and fair dealing, promissory or equitable estoppel, and any other wrongful employment practices;

                (4) all claims for any type of relief from the Employer, including but not limited to, claims for back pay, front pay, lost benefits, reinstatement, liquidated damages, multiple damages, punitive damages, and damages for any alleged breach of contract, any tort claim, or any alleged personal injury or emotional injury or damage, whether or not compensable under any workers' compensation statutes; and

                (5) all claims for attorneys' fees, costs, and disbursements.

                (6) "My Claims" do not include my vested rights, if any, in CHC's Select Savings 401(k) Plan; in CHC's Stock Option Plan, except as limited by paragraph 3, below; the CHC Supplemental Executive Retirement Plan (SERP); or my rights under COBRA for extended insurance coverage, all of which survive unaffected by this Release.

2. My active services as an employee will end on April 23, 1999. I will be granted consideration by CHC on the following basis:

        CHC agrees to delete the requirement of paragraph 10 of My Employment Agreement that I give sixty (60) days prior written notice of the termination of my employment thereunder, with the understanding that the remaining provisions of paragraph 10 of My Employment Agreement, which are incorporated herein by reference, remain in effect.

        CHC agrees that notwithstanding the provisions of paragraph 14(b) of My Employment Agreement, I may directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have a financial interest in, or aid and assist anyone else in the conduct of, UnitedHealth Group, and its affiliates and subsidiaries, so long as I do not participate in an operating role with respect to any non-Medicare operations of UnitedHealth Group, its affiliates and subsidiaries in the State of Missouri for the period specified in paragraph 14(b). All

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        of the other provisions of paragraph 14 of My Employment Agreement, which are incorporated herein by references, remain in effect.

        As of my last day of active employment, I am no longer authorized to incur any expenses, obligations or liabilities on behalf of Employer, handle any Employer business, or direct employee activities. I agree to repay any outstanding loans from the Employer to me within thirty days of the effective date of this Separation Agreement and Release.

        I may keep any copies or duplicates of reports or papers I now have which are directly related to my personnel records or required for preparation of my personal income tax return. I represent that I will return all Employer property, including reports, files, records, cellular telephones, pagers, MCI/Worldcom calling cards, American Express cards, computers and/or peripheral equipment, leased vehicles, if any, SecurID cards, software, security passcards, keys, computer codes, manuals and other physical or personal property which I received or prepared or helped prepare in connection with my employment with Employer.

        CHC, its present and past directors and officers, and I agree not to make negative comments to current or future professional colleagues, members of the health care community, or others about the other party which could result in damage to the reputation of the other party, recognizing that to do so will result in the use of allowable legal recourse by the other party. I agree to resign from all positions as a director or officer of Employer as of my last day of active employment.

        I also agree, in addition to the provisions of paragraph 14(d) of My Employment Agreement, as a condition of receiving the consideration described in this agreement, to fully cooperate with and consult with Employer, either by telephone or in person, with respect to any administrative or judicial proceedings involving matters with which I was involved during the term of my employment. Employer agrees that, except as may be required by law or pursuant to legal proceedings, such requests will be reasonable in number and will consider the time required by me for other employment. Employer also agrees to reimburse me for ordinary and necessary travel expenses incurred by me in connection with such cooperation.

3. Agreement to Release My Claims. In exchange for the above consideration, which is substantially more than Employer is required to provide me under its standard policies and procedures, and which is conditioned on and in consideration of my execution of this Release, I agree to give up all My Claims against the Employer. I will not bring any lawsuits or make any other demands or claims against the Employer or allow or authorize any other person to do so on my behalf based on My Claims. The consideration that I will receive is a full and fair compromise payment for the release of My Claims and for the other obligations I am assuming as specified in this Release. I also agree that if I violate this Release by suing the Employer for any of My Claims, I will pay all costs and expense of defending the lawsuit incurred by



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        the Employer, including but not limited to, reasonable attorneys' fees, costs, disbursements, awards, and judgments.

        I also agree to give up (a) all claims to exercise, at any time more than ninety days after my last day of active service, any stock options granted to me, whether in My Employment Agreement or otherwise, which are vested as of my last day of active service; and (b) all claims to exercise, at any time whatsoever, any stock options granted to me, whether in My Employment Agreement or otherwise, which were not vested as of my last day of active service.

4. Vacation Payout. CHC agrees to pay me the unused vacation which I have accrued as of my last day of employment. This payment will be made in a lump-sum within 14 days of my last day of employment and is equivalent to $109,230.28, less legal deductions. Since my active service as an employee will end on April 23, 1999, this payment is not eligible for deferrals to the Employer's 401(k) or SERP Plan.

5. Confidentiality. I understand that I may disclose the contents of this Release to my spouse, my attorney, and my tax advisor. I agree that if I do so, I will inform them of this confidentiality clause and tell them that they are also bound by it. I agree that I will not disclose the contents of this Release or any of its terms to any other individual, corporation, or entity, except as required by law. I acknowledge that disclosing the contents of this Release except to the persons listed above would cause Employer injury and damage, the actual amount of which would be difficult to determine; thus, I agree to pay Employer $1,000.00 each time that I violate this confidentiality clause, and also to pay all of CHC's attorneys' fees, costs, and disbursements incurred in getting a court order to stop me from violating this confidentiality clause or to seek damages from me resulting from my violation. Employer also agrees that it will not disclose the contents of this Release or any of its terms to any other individual, corporation, or entity, except to its attorneys and tax advisors, whom it will first inform are also bound by this confidentiality clause, or as required by law.

6. Additional Agreements and Understandings. Even though the Employer is granting me consideration to release My Claims, the Employer does not admit that it is responsible or legally obligated to me for My Claims. In, fact, I understand the Employer denies that it is responsible or legally obligated for My Claims, or that it has engaged in any improper or unlawful conduct or wrongdoing against me.

7. Advice to Consult With An Attorney. I understand and acknowledge that I am being advised by the Employer to consult with an attorney prior to signing this Release. My decision to sign or not to sign this Release is my own voluntary decision made with full knowledge that the Employer has advised me to consult with an attorney.

8. My Representations. I am old enough to sign this Release and to be legally bound by the agreements that I am making. I have no physical or mental impairment of any kind that has interfered with my ability to understand the meaning or terms of this




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        Release and am not under the influence of any medication or mind-altering chemical of any kind at the time I signed this Release. I represent that I have not filed for personal bankruptcy or been involved in any pending personal bankruptcy proceeding between any accrual of My Claims and the date of my signature below. I am legally able and entitled to receive the full consideration that will be given to me by the Employer in settlement of My Claims. I have read this Release carefully. I understand all its terms. In agreeing to sign this Release I have not relied on any statements or explanations made by the Employer or its attorneys, except as specifically set forth in this Release. I am voluntarily releasing My Claims against the Employer. I made the decision to sign this Release freely and without duress or coercion. This Release shall be governed by the laws of the State of Maryland.

9. My Rights to Review, Accept, or Rescind. The Employer has informed me and I understand and acknowledge that I have a period of 21 days, beginning on the day after the day this Release is delivered to me, to consider whether I wish to enter into this Release and be bound by its terms. The Employer has informed me and I understand and acknowledge that if I do not accept the terms of this Release within that 21-day review period, Employer may not extend the time in which its offer to enter into the agreements contained in this Release is open to me. I understand and acknowledge that if I sign this Release before the end of the 21-day period, it will be my personal, voluntary decision to do so.

        If I decide to accept the terms of this Release, I must send the signed and dated Release by first-class mail or deliver it by hand to the address given below within the 21-day period that I have to consider signing this Release.

        The Employer has informed me and I also understand and acknowledge that, after I sign this Release, I may change my mind within a 7-day period, not counting the day on which I signed it, and revoke my acceptance of it. In order for my revocation to be effective, I understand and acknowledge that it must be in writing and mailed by certified mail, return receipt requested, or hand delivered to Employer at the following address and postmarked or received by Employer within the 7-day period:

        Coventry Health Care Inc.
        Attention: Thomas P. McDonough
        6705 Rockledge Drive
        Bethesda, MD 20817

        I understand and acknowledge that I will not receive any of the consideration granted under this Release if I revoke it, and in any event, I will not receive any consideration until after the 7-day revocation period has expired.

10. Entire Agreement. This Release is the entire agreement between Employer and me relating to the termination of my employment and this settlement. If any portion of this Release is found to be invalid, unlawful, or unenforceable, I desire that all other


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        portions of this Release that can be separated from it or
        appropriately limited in scope will remain fully valid and enforceable.

11. NOTICE: MY SIGNATURE INDICATES THAT I HAVE CAREFULLY READ AND UNDERSTAND THE TERMS OF THIS RELEASE AND WAIVER OF CLAIMS AND RIGHTS, THAT I HAVE BEEN GIVEN TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE AND THAT I WAS ADVISED TO CONSULT AN ATTORNEY ABOUT THIS RELEASE AND WAIVER OF CLAIMS AND RIGHTS, AND THAT I AM SIGNING THIS DOCUMENT VOLUNTARILY AND NOT AS
        A RESULT OF COERCION, DURESS, OR UNDUE INFLUENCE.

        I FURTHER UNDERSTAND THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE SIGNING OF THIS RELEASE AND WAIVER OF CLAIMS AND RIGHTS, I MAY REVOKE IT BY FOLLOWING THE DIRECTIONS IN PARAGRAPH 8 OF THIS DOCUMENT AND THE RELEASE AND WAIVER OF RIGHTS AND CLAIMS WILL NOT BE EFFECTIVE UNTIL SEVEN (7) DAYS AFTER I SIGN IT.




Dated:  April 13, 1999
       ---------

Signature: /s/ RICHARD H. JONES
          --------------------------------
           Richard H. Jones
           Social Security No: ###-##-####


COVENTRY HEALTH CARE, INC.

By: /s/ THOMAS P. MCDONOUGH
   ---------------------------------------------
   Thomas P. McDonough
   Executive Vice President and
   Chief Operating Officer


   April 15, 1999
         --